Exhibit (e)(1)(o)
SCHEDULE A
(to the Amended and Restated Distribution Agreement between Pacific Life Funds and Pacific Select Distributors dated January 1, 2007)

Fund Name	Share Class(es)
PL Portfolio Optimization Conservative Fund
PL Portfolio Optimization Moderate-Conservative Fund
PL Portfolio Optimization Moderate Fund
PL Portfolio Optimization Moderate-Aggressive Fund
PL Portfolio Optimization Aggressive Fund
A, B, C, R A, B, C, R A, B, C, R A, B, C, R A, B, C, R

PL Money Market Fund	A
PL Income Fund	A, C, I
PL Floating Rate Income Fund	A, C, I

PL Floating Rate Loan Fund
PL Small-Cap Value Fund
PL Main Street® Core Fund
PL Emerging Markets Fund
PL Small-Cap Growth Fund
PL International Value Fund
PL Large-Cap Value Fund
PL Short Duration Bond Fund
PL Growth LT Fund
PL Mid-Cap Equity Fund
PL Large-Cap Growth Fund
PL International Large-Cap Fund
PL Managed Bond Fund
PL Inflation Managed Fund
PL Comstock Fund
PL Mid-Cap Growth Fund
PL Real Estate Fund
P P P P P P P P P P P P P P P P P
Effective: November 1, 2011

Schedule A to Amended and Restated Distribution Agreement between PLF and PSD
AGREED TO & ACCEPTED BY:
PACIFIC LIFE FUNDS

By: Name:	/s/ Howard T. Hirakawa Howard T. Hirakawa	By: Name:	/s/ Jane M. Guon Jane M. Guon
Title:	Vice President	Title:	Secretary
PACIFIC SELECT DISTRIBUTORS, INC.

By: Name:	/s/ Adrian Griggs Adrian Griggs	By: Name:	/s/ Jane M. Guon Jane M. Guon
Title:	Senior Vice President	Title:	Secretary